Exhibit 10.36

AMENDMENT AGREEMENT

THIS AGREEMENT made the 1st day of August, 2004

BETWEEN:

BULLDOG TECHNOLOGIES INC., a body corporate with offices at 301 - 11120 Horseshoe Way, Richmond, British Columbia, Canada

(the “Company”)

AND:

MATTHEW YOON, an individual currently residing at 101E 3081 Glen Drive, Coquitlam, British Columbia V3B 2P8

WHEREAS:

A.     The Company and the Employee entered into an Employment Agreement, dated May 1, 2004 (the “Employment Agreement”), pursuant to which the Employee was paid a salary of CDN$5,000 per month;

B.     The Company and the Employee have agreed to increase the monthly compensation payable to the Employee from CDN$5,000 per month to CDN$8,000 per month, effective as of August 1, 2004; and

D.     The Company and the Employee have agreed to amend the terms of the Employment Agreement to increase the monthly compensation payable to the Employee from CDN$5,000 per month to CDN$8,000 per month.

          NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 3.01 of the Employment Agreement is deleted and replaced with the following:

"Subject to the others terms and conditions of this Agreement, the Company agrees to pay you a base salary of CDN$8,000.00 per month."

3.	The Company and the Employee each acknowledge and agree that all other provisions of the Employment Agreement remain in full force and effect.

4.	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.	Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

6.	This Agreement will be governed by and construed in accordance with the law of British Columbia.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BULLDOG TECHNOLOGIES INC.	MATTHEW YOON
/s/ John Cockburn	/s/ Matthew Yoon
Name: John Cockburn	Name: Matthew Yoon
Title: President and CEO	Title: Chief Financial Officer
Date: August 5, 2004	Date: August 5, 2004